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                                                Filed Pursuant to Rule 424(b)(7)
                                                      Registration No. 333-05565

PRICING SUPPLEMENT NO. 8, dated July 18, 1997
This Pricing Supplement is used in reliance on Rule 434 under the Securities Act of 1933, as amended (the "Act"), and supplements the Prospectus dated June 18, 1996 and the Prospectus Supplement dated August 19, 1996. For purposes of
Section 10(a) of the Act, the final prospectus relating to the securities offered hereby consists of this Pricing Supplement, the Prospectus and the Prospectus Supplement and the documents incorporated therein by reference.

                                  $150,000,000
                    Developers Diversified Realty Corporation
                                Medium-Term Notes
                             Senior Fixed Rate Notes
                  Due from 9 Months or More From Date of Issue
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
Principal Amount:                   $5,000,000
Issue Price:                        100%
Original Issue Date:                July 18, 1997
Maturity Date:                      July 23, 2004
Interest Rate:                      6.94%
Agent's Commission:                 .600%
Agent's Capacity:                   Principal
Net Proceeds to Company:            $4,970,000
Agent:                              First Chicago Capital Markets, Inc.
CUSIP:                              25159N AR6
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This Pricing Supplement supplements the Prospectus and Prospectus Supplement with respect to both (1) the initial offering of Medium-Term Notes and (2) market-making transactions in Medium-Term Notes by First Chicago Capital Markets, Inc.